As filed with the Securities and Exchange Commission on July 17, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Transmeta Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0402448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3990 Freedom Circle

Santa Clara, California 95054
(408) 919-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Svend-Olav Carlsen
Chief Financial Officer and Vice President of Finance
3990 Freedom Circle
Santa Clara, California 95054
(408) 919-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Mark A. Leahy, Esq.
Andrew J. Schultheis, Esq.
Fenwick & West LLP
801 California St.
Mountain View, California 94041
(650) 988-8500

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amounts to be	Offering Price per	Aggregate Offering	Registration
Shares to be Registered	Registered(1)(2)	Security(2)(3)	Price(1)(2)(3)	Fee(3)

Common Stock, par value $0.00001 per share(4)

Preferred Stock, par value $0.00001 per share(5)

Debt Securities(6)

Warrants(7)

Total			$100,000,000	$8,090

(1)	The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $100,000,000.
(2)	Pursuant to General Instruction II.D to Form S-3, the Amount To Be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities that are registered hereby.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.
(4)	An indeterminate number of shares of common stock, par value $0.00001 per share, are covered by this Registration Statement. Common stock may be issued (a) separately, (b) upon the conversion of either shares of preferred stock or debt securities, each of which are registered hereby, or (c) upon exercise of warrants to purchase shares of common stock, which are registered hereby. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration. Each share of common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock.
(5)	An indeterminate number of shares of preferred stock, par value $0.00001 per share, are covered by this Registration Statement. Shares of preferred stock may be issued (a) separately, (b) upon the conversion of debt securities, which are registered hereby or (c) upon exercise of warrants to purchase shares of preferred stock, which are registered hereby.
(6)	An indeterminate number of debt securities are covered by this Registration Statement. Debt securities may be issued (a) separately or (b) upon exercise of warrants to purchase debt securities, which are registered hereby.
(7)	An indeterminate number of warrants, each representing the right to purchase an indeterminate number of shares of common stock, shares of preferred stock or debt securities, each of which are registered hereby, are covered by this Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 17, 2003

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

        This prospectus includes a general description of the shares of common stock, shares of preferred stock, debt securities and warrants we may issue from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest.

      The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

      Our common stock trades on the Nasdaq National Market under the symbol “TMTA”.

      Investing in our securities involves risks, which we describe in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

ABOUT THIS PROSPECTUS
PROSPECTUS SUMMARY
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES TO BE REGISTERED
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 1.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 4.7
EXHIBIT 4.9
EXHIBIT 4.10
EXHIBIT 12.1
EXHIBIT 23.2
EXHIBIT 25.1

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time shares of common stock, shares of preferred stock, debt securities and warrants, up to an aggregate amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, in addition to this prospectus we will provide you with a prospectus supplement that will contain specific information about the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference” on pages 19 and 20, respectively.

      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

      Unless the context otherwise requires, the terms “we,” “our,” “us,” “the company” and “Transmeta” refer to Transmeta Corporation, a Delaware corporation.

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PROSPECTUS SUMMARY

      This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

Transmeta Corporation

      Transmeta Corporation develops and sells software-based microprocessors and develops additional hardware, software and system technologies that enable manufacturers to build highly efficient computing systems characterized by low power consumption, reduced heat dissipation and the high performance required to run standard x86 compatible programs. We originally developed our family of Crusoe microprocessors for lightweight notebook computers and other mobile computing devices, but we have developed and are continuing to develop microprocessors suitable for a variety of existing and emerging end markets in which energy and thermal efficiency along with x86 program compatibility are desirable.

      The address of our principal executive offices is 3990 Freedom Circle, Santa Clara, California 95054.

The Securities We May Offer

      With this prospectus, we may offer common stock, preferred stock, debt securities and warrants, or any combination of the foregoing. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

      We may offer shares of our common stock, par value $0.00001 per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the transfer and voting restrictions that apply to holders of our common stock.

Preferred Stock

      We may offer shares of our preferred stock, par value $0.00001 per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered.

Debt Securities

      We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities”. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be entitled to payment only after payment on our senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered.

      We will issue the debt securities under an indenture or indentures between us and U.S. Bank National Association, as the trustee. In this document, we have summarized general features of the debt securities from the indentures. We encourage you to read the indentures, which are exhibits to the registration statement of which this prospectus is a part.

Warrants

      We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. Our board of directors will determine the terms of the warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words anticipate, believe, estimate, will, may, intend and expect and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the section entitled “Risks That Could Affect Future Results” that appears in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and other documents that we subsequently incorporate by reference into this prospectus, and in the section entitled Risk Factors in supplements to this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

      Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement pertaining thereto, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

      We will use the net proceeds from the sale of securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include capital expenditures, repayment of debt, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily or use them to repay short-term debt until we use them for their stated purpose.

DIVIDEND POLICY

      We have never declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our earnings, if any, for future growth. Future dividends on our common stock or other securities, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

      The following table presents our historical ratios of earnings to fixed charges and preferred dividends for the periods indicated (in thousands):

	Years Ended December 31,					Three Months Ended

	1998	1999	2000	2001	2002	March 31, 2003

Ratio	—	—	—	—	—	—
Deficiency	6,936	38,419	85,623	152,635	97,973	17,277

      For the purpose of this computation, earnings are defined as pretax income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense and amortized discounts related to indebtedness. The deficiency represents the shortfall in earnings required to cover fixed charges.

PLAN OF DISTRIBUTION

      We may sell shares of our common stock, shares of our preferred stock, debt securities and warrants through underwriters, agents, dealers, or directly to one or more purchasers. We may distribute these securities from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time.

      The prospectus supplement for the securities we sell will describe that offering, including:

•	the identity of any underwriters, dealers or agents who purchase securities, as required;

•	the amount of securities sold, the public offering price and consideration paid, and the proceeds we will receive from that sale;

•	the place and time of delivery for the securities being sold;

•	whether or not the securities will trade on any securities exchanges or the Nasdaq Stock Market;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	any other material terms of the distribution of securities.

Use of Underwriters, Agents and Dealers

      We may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

      We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

      Underwriters may sell these securities to or through dealers. Alternatively, we may sell the securities in this offering directly to one or more dealers, who would act as a principal or principals. Dealers may then resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

      We may also sell the securities offered with this prospectus through other agents designated by us from time to time. We will identify any agent involved in the offer or sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

      In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements. In the event any underwriter, dealer or agent who is a member of the National Association of Securities Dealers participates in a public offering of these securities, the maximum commission or discount to be received by any such NASD member or independent broker-dealer will not be greater than 8% of the offering proceeds from securities offered with this prospectus.

      Underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the securities may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification and Contribution

      We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

      With this prospectus, we may offer common stock, preferred stock, debt securities and warrants, or any combination of the foregoing. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000.

      The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement.

COMMON STOCK

      The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents and of the constituent documents of our subsidiaries. Our restated certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

      Our restated certificate of incorporation provides that we have authority to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of July 11, 2003, there were 138,798,499 shares of common stock outstanding. Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. They do not have cumulative voting rights. Common stockholders do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock, which we may designate and issue in the future. We will describe the specific terms of any common stock we may offer in a prospectus supplement.

Stockholder Rights Agreement

      On January 10, 2002, our board of directors declared a dividend of one stock purchase right for each share of common stock outstanding on January 18, 2002, and each share of common stock issued after that date until the earliest of a distribution date, redemption date or final expiration date described in the rights agreement. The rights are transferable with our common stock until they become exercisable, but the rights are not exercisable until the distribution date described in the rights agreement. Generally, the distribution date under the rights agreement will not occur until a person or a group acquires or makes a tender offer for 15 percent or more of our outstanding common stock. The rights expire on January 17, 2012, unless the date is extended or we redeem or exchange them at an earlier date. When a right becomes exercisable, its holder is entitled to purchase from us 1/100th of a share of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) at a price of $21.00, subject to adjustments in certain circumstances.

      Generally, if any person or group acquires 15 percent or more of our outstanding common stock, the rights holders will be entitled to receive upon exercise that number of shares of common stock that at the time have a market value equal to twice the exercise price of the right. If we are acquired in a business combination, the rights holders will be entitled to receive upon exercise that number of shares of common stock of the acquiring company that, at the time, will have a market value equal to twice the exercise price of the right.

      At any time prior to such time as a person or group acquires 15 percent of more of our outstanding common stock, our board has the right to redeem the rights in certain circumstances for $0.00001 per share, subject to adjustment.

      At any time after any person or group acquires 15 percent or more of our outstanding common stock and prior to the acquisition by such person or group of 50% of more of the outstanding common stock, the board of directors may exchange the rights at an exchange ratio of one common share or one one-hundredth of a share of Series A Preferred Stock per right, subject to adjustment.

      Upon exercise of the right to purchase shares of Series A Preferred Stock, each holder of Series A Preferred Stock will be entitled to 100 votes for each share held on all matters submitted to a vote of the stockholders of Transmeta. Each holder of Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors out of funds available, quarterly dividends payable in cash on the first day of March, June, September and December of each year. The Series A Preferred Stock will not be redeemable. If there is a liquidation, dissolution or winding up of the company, the holders of Series A Preferred Stock will be entitled to receive prior and in preference to any distribution to holders of common stock, the amount of $1.00 per share for each share of Series A Preferred Stock held by them, and thereafter, the holders of Series A Preferred Stock will be entitled to receive an aggregate amount per share, equal to 100 times the aggregate amount to be distributed per share to holders of common stock plus an amount equal to any accrued and unpaid dividends. If there is a merger of the company, then each share of Series A Preferred Stock will be exchanged or changed into an amount per share, equal to 100 times the aggregate amount of stock, securities, cash or property into which each share of common stock is changed or exchanged. The powers, preferences and rights of the holders of Series A Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

      The rights agreement is designed to protect our long-term value for our shareholders during any future unsolicited acquisition attempt. The rights plan may make an unsolicited takeover more difficult or less likely to occur and may prevent a takeover, even though it may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Other Obligations to Issue Common Stock

      We have adopted and maintain equity incentive and stock purchase plans pursuant to which we are authorized to issue stock, stock options and other types of compensation for employees, consultants and other persons who provide services to us. Our employees are also given the right to purchase our common stock at favorable purchase prices under some of these plans. As of July 11, 2003, we had outstanding options to acquire approximately 35,625,681 shares of common stock under these plans. We have reserved approximately an additional 3,711,714 shares of common stock for future issuance under these plans.

Anti-Takeover Provisions

Delaware Law

      We are subject to Section 203 of the Delaware General Corporation Law, which, under certain circumstances, may make it more difficult for a person who would be an “Interested Stockholder,” as defined in Section 203, to effect various business combinations with us for a three-year period. Under Delaware law, a corporation’s certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by

Section 203. Our restated certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203.

Charter Provisions

      The board of directors currently consists of seven members. Our restated certificate of incorporation and bylaws provide for a staggered board of directors divided into three classes with the term of office of the first class, Class I, to expire at the 2004 annual meeting of stockholders; the term of office of the second class, Class II, to expire at the 2005 annual meeting of stockholders; the term of office of the third class, Class III, to expire at the 2006 annual meeting of stockholders; and for each term thereafter to expire at each third succeeding annual meeting of stockholders after the corresponding election.

      Our restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by law. Our bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

      Our bylaws require that nominations for the board of directors made by the stockholders and proposals by stockholders seeking to have any business conducted at a stockholders’ meeting comply with particular notice procedures. A notice by a stockholder of a planned nomination or of proposed business must generally be given not later than 75 days nor earlier than 105 days prior to the date of the meeting. A stockholder’s notice of nomination must include particular information about the stockholder making the nomination, the beneficial owner, if any, on whose behalf the nomination is made, and the nominee. A stockholder’s notice of business proposed to be brought before the annual meeting must include particular information about the stockholder making the proposal, the beneficial owner, if any, on whose behalf the proposal is made and the business desired to be brought before the meeting.

      Our restated certificate may incorporation provides that any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of the stockholders. Special meetings may be called at any time by the board of directors, or upon the request of the chairperson of the board of directors, the chief executive officer, the president or by a majority of the members of the board of directors. Special meetings may not be called by any other person. If a special meeting is called at the request of any authorized person other than by a majority of the board of directors, then a written request to call such a meeting must be submitted to each member of the board of directors, and the board of directors must then determine the time, date and place of such special meeting.

      Our restated certificate of incorporation and bylaws provide that the board of directors may, from time to time, fix the number of directors constituting the board of directors, and only the directors are permitted to fill vacancies on the board of directors.

      Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, to alter, change, amend, repeal or adopt any provision inconsistent with specified provisions of our restated certificate of incorporation.

      Our restated certificate of incorporation and bylaws provide that the board of directors has the power to amend or repeal our bylaws, subject to the right of stockholders to alter and repeal the bylaws adopted or amended by the board of directors. Our bylaws provide that stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors have the power to adopt, amend or repeal the bylaws.

      The provisions of our restated certificate of incorporation and bylaws discussed above could make more difficult or discourage a proxy contest or the acquisition of control of a substantial block of our stock or the removal of any incumbent member of the board of directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Transmeta, even though such an attempt might be beneficial to Transmeta and our stockholders.

Transfer Agent

      The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of our common stock is Mellon Investor Services L.L.C.

PREFERRED STOCK

      Under our certificate of incorporation we have authorized 5,000,000 shares of preferred stock, par value $0.00001 per share. We have designated 2,000,000 shares of preferred stock as Series A Preferred Stock in connection with the stockholder rights agreement, described under “Description of Common Stock” above. At July 17, 2003, no shares of preferred stock were issued or outstanding.

      Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series or the designation of such class or series, without any further action by the stockholders. Although it has no present intention to do so, our board of directors may issue preferred stock with terms that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

      Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the title of the series;

•	dividend rates;

•	redemption provisions, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of Transmeta;

•	sinking fund provisions, if any;

•	whether the preferred stock will be convertible into our common stock or any other of our securities or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our bylaws.

      The shares of any series of preferred stock will be, when issued, fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.

Ranking

      Each new series of preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends

      Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our board of directors out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

•	the dividend rates;

•	whether the rates will be fixed or variable or both;

•	the dates of distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

Conversion and Exchange

      The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

Redemption

      We will specify in the prospectus supplement relating to each new series of preferred stock:

•	whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

•	whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

•	the redemption prices.

Liquidation Preference

      Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount provided in the prospectus supplement relating to that series of preferred stock; plus

•	any accrued and unpaid dividends.

      These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

      After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock may or may not be entitled to any further participation in any distribution of our assets, as provided in the prospectus supplement relating to that series of preferred stock.

Voting Rights

      The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations or prospectus supplement relating to that series or as required by law.

Transfer Agent and Registrar

      We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the prospectus supplement relating to that series.

DEBT SECURITIES

      The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities. The description is not complete, and we refer you to the indentures which we filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

      The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue our debt securities under one or more separate indentures between us and U.S. Bank National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated securities will be issued under a subordinated indenture. A copy of the form of each type of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures may be supplemented by one or more supplemental indentures. We refer to the senior indenture and the subordinated indenture, together with any supplemental indentures, as the “indentures” throughout the remainder of this prospectus.

      The indentures do not limit the amount of debt securities that we may issue. The indentures provide that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be secured or unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

      We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the date or dates when payments on the principal must be made or the method of determining that date or dates;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the places where payments may be made and the manner of payments;

•	any mandatory or optional redemption provisions;

•	any subordination provisions;

•	the denominations in which debt securities will be issued;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	the certificates or forms required for the issuance of debt securities in definitive form;

•	the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

•	any other specific terms of the debt securities.

      If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

      Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Senior Debt Securities

      Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordinated Debt Securities

      Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries.

Registrar and Paying Agent

      The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

      U.S. Bank National Association, is our designated security registrar and paying agent for the debt securities.

Global Securities

      We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

      Debt securities may be convertible into or exchangeable for shares of our equity securities or equity securities of our subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

      Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for that registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

      The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

      We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as “participants”, or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

      The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

      So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

      We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

      We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”. We also expect that any of these payments will be the responsibility of the participants.

      If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

      We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities”. We will deposit these securities with a common depositary, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Merger, Consolidation or Sale of Assets

      Under the terms of the indentures, we may consolidate or merge with another company, or sell, lease or convey all or substantially all our assets to another company, if

•	Transmeta is the continuing entity; or

•	Transmeta is not the continuing entity, and

•	the successor entity is organized under the laws of the United States of America and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

•	the merger, sale of assets or other transaction must not cause a default on the debt securities and we must not already be in default.

Events of Default

      Unless otherwise provided for in the prospectus supplement, the term “event of default”, when used in the indentures means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments, if any, when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization of our company; or

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

      An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

      If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

      Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

      If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

      If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

      Each indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under each indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

      We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of an indenture.

Discharge, Defeasance and Covenant Defeasance

      We can discharge or defease our obligations under the indentures as stated below or as provided in the prospectus supplement.

      Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

      Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as “defeasance”. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as “covenant defeasance”. We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (a) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (b) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

•	in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

      Although we may discharge or decrease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

      Except as provided in the prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

      Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture for any such series.

Concerning the Trustee

      Each indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indentures may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series may be effected by the trustee for that series at an office or agency designated by the trustee of that series in New York, New York.

      If the trustee becomes a creditor of our company, each indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

      The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

•	would not conflict with any rule of law or with the applicable indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.

      Each indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

      Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

      The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

WARRANTS

      We may issue warrants, including equity warrants, which are warrants to purchase common stock or preferred stock, and debt warrants, which are warrants to purchase debt securities.

      Each series of warrants will be issued either directly or under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

Equity Warrants

      The applicable prospectus supplement will describe the terms of any equity warrants, including the following:

•	the title and aggregate number of the equity warrants;

•	any offering price of the equity warrants;

•	the designation and terms of any shares of preferred stock that are purchasable upon exercise of the equity warrants;

•	if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of the equity warrants issued with each security;

•	if applicable, the date from and after which the equity warrants and any securities issued with those warrants will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of an equity warrant and the price;

•	the time or period when the equity warrants are exercisable and the final date on which the equity warrants may be exercised and terms regarding any of our rights to accelerate this final date;

•	if applicable, the minimum or maximum amount of the equity warrants exercisable at any one time;

•	any currency or currency units in which the offering price and the exercise price are payable;

•	any applicable anti-dilution provisions of the equity warrants;

•	any applicable redemption or call provisions; and

•	any additional terms of the equity warrants not inconsistent with the provisions of the equity warrant agreement.

Debt Warrants

      The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title and aggregate number of the debt warrants;

•	any offering price of the debt warrants;

•	the number of debt warrants and debt securities that will be separately transferable;

•	any date on and after which the debt warrants and debt securities will be separately transferable;

•	the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants;

•	the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants that may be exercised at any one time and the final date on which the debt warrants may be exercised;

•	the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

•	the terms of any right to redeem or call the debt warrants;

•	any book-entry procedure information;

•	any currency or currency units in which the offering price and the exercise price are payable; and

•	any other terms of the debt warrants not inconsistent with the provisions of the debt warrant agreement.

LEGAL MATTERS

      Certain legal matters with respect to the securities will be passed upon for us by Fenwick & West LLP, Mountain View, California. Members of the firm of Fenwick & West LLP hold a total of 46,011 shares of our common stock.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

      We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: Transmeta Corporation, 3990 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, Telephone: (408) 919-3000.

DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 27, 2003;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the SEC on May 12, 2003;

•	the current report on Form 8-K filed with the SEC on May 9, 2003;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 20, 2000 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	the description of our stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part until all of the securities that we may offer with this prospectus are sold.

      You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

      Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All expenses of the offering will be paid by the Registrant. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$8,090
Printing and engraving expenses	30,000
Accounting fees and expenses	50,000
Legal fees and expenses	100,000
NASD fee	10,500
Miscellaneous fees and expenses	26,410

Total	$225,000

Item 15.	Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

      As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

      As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

      In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

      The Registrant has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

      See also the undertakings set out in response to Item 17.

      Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

Document

1.	Second Amended and Restated Certificate of Incorporation (see Exhibit 4.1).
2.	Restated Bylaws (see Exhibit 4.2).
3.	Form of Indemnity Agreement entered into between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form S-1 (File No. 333-44030) filed with the Commission on October 2, 2000.

Item 16.	Exhibits

      The following exhibits are filed with or incorporated by reference into this registration statement:

Incorporated by Reference
Exhibit						Filed	To be filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith	by Amendment

1.1	Form of Underwriting Agreement for equity securities.					X
1.2	Form of Underwriting Agreement for debt securities.					X
4.1	The Registrant’s Second Amended and Restated Certificate of Incorporation.	10-K		3.1	3/7/01
4.2	The Registrant’s Restated Bylaws.	S-1	333-44030	3.06	10/2/00
4.3	Form of Senior Indenture.					X
4.4	Form of Senior Debt security.					X
4.5	Form of Subordinated Indenture.					X
4.6	Form of Subordinated Debt security.					X
4.7	Form of certificate of Preferred Stock.					X
4.8	Form of certificate of Common Stock.	S-1	333-44030	4.1	10/2/00
4.9	Form of standard debt securities warrant provisions.					X
4.10	Form of standard stock warrant provisions.					X
5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.						X
12.1	Statement regarding computation of ratios of earnings to fixed charges and preferred dividends.					X
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).						X

Incorporated by Reference
Exhibit						Filed	To be filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith	by Amendment

23.2	Consent of Ernst & Young LLP, independent auditors.					X
24.1	Power of Attorney (see page II-5).					X
25.1	Statement of Eligibility of Trustee on Form T-1.					X

Item 17.	Undertakings.

      The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(5) For purposes of determining any liability under the Securities Act of 1933, any information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 17th day of July, 2003.

TRANSMETA CORPORATION

By:	/s/ MATTHEW R. PERRY

Matthew R. Perry
Chief Executive Officer, President
and a Director

POWER OF ATTORNEY

      KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew R. Perry and Svend-Olav Carlsen, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-3, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW R. PERRY Matthew R. Perry	Chief Executive Officer, President and a Director [Principal Executive Officer]	July 17, 2003

/s/ SVEND-OLAV CARLSEN Svend-Olav Carlsen	Chief Financial Officer and Vice President of Finance [Principal Financial Officer and Principal Accounting Officer]	July 17, 2003

/s/ R. HUGH BARNES R. Hugh Barnes	Director	July 17, 2003

/s/ MURRAY A. GOLDMAN Murray A. Goldman	Director	July 17, 2003

Signature	Title	Date

/s/ DAVID R. DITZEL David R. Ditzel	Director	July 17, 2003

/s/ WILLIAM P. TAI William P. Tai	Director	July 17, 2003

/s/ T. PETER THOMAS T. Peter Thomas	Director	July 17, 2003

Rick Timmins	Director

EXHIBIT INDEX

Incorporated by Reference
Exhibit						Filed	To be filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith	by Amendment

1.1	Form of Underwriting Agreement for equity securities.					X
1.2	Form of Underwriting Agreement for debt securities.					X
4.1	The Registrant’s Second Amended and Restated Certificate of Incorporation.	10-K		3.1	3/7/01
4.2	The Registrant’s Restated Bylaws.	S-1	333-44030	3.06	10/2/00
4.3	Form of Senior Indenture.					X
4.4	Form of Senior Debt security.					X
4.5	Form of Subordinated Indenture.					X
4.6	Form of Subordinated Debt security.					X
4.7	Form of certificate of Preferred Stock.					X
4.8	Form of certificate of Common Stock.	S-1	333-44030	4.1	10/2/00
4.9	Form of standard debt securities warrant provisions.					X
4.10	Form of standard stock warrant provisions.					X
5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.						X
12.1	Statement regarding computation of ratios of earnings to fixed charges and preferred dividends.					X
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).						X
23.2	Consent of Ernst & Young LLP, independent auditors.					X
24.1	Power of Attorney (see page II-5).					X
25.1	Statement of Eligibility of Trustee on Form T-1.					X